UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2022

KKR & Co. Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	88-1203639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.00% Series C Mandatory Convertible Preferred Stock	KKR PR C	New York Stock Exchange
4.625% Subordinated Notes due 2061 of KKR Group Finance Co. IX LLC	KKRS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2022, the Board of Directors (the "Board") of KKR & Co. Inc. (the "Company" and together with its subsidiaries, “KKR”) approved the vesting of equity awards representing 150,000 shares of the Company's common stock previously granted to David Sorkin, the Company's Chief Legal Officer, pursuant to the Amended and Restated KKR & Co. Inc. 2019 Equity Incentive Plan, on May 1, 2026, without requiring his continued employment with KKR through May 1, 2026.  After vesting, these equity awards will be subject to the Company's customary 1- and 2-year transfer restrictions.

The vesting of these equity awards was approved in connection with Mr. Sorkin’s previously announced plans to step down as Chief Legal Officer by the end of the first quarter of 2023, when Kathryn King Sudol, the Company's General Counsel and Secretary, will assume the role of the Company's Chief Legal Officer.  As part of the Board's approval, the remaining 150,000 equity awards previously granted as part of a 300,000 equity award grant to Mr. Sorkin were immediately forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: December 9, 2022	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary